Infinity Property and Casualty Reports 9.2% Gross Written Premium Growth
for the Fourth Quarter of 2012

Birmingham, Alabama – February 26, 2013 – Infinity Property and Casualty Corporation (NASDAQ: IPCC), a national provider of personal automobile insurance, today reported results for the three and twelve months ended December 31, 2012:

	Three months ended December 31,			Twelve months ended December 31,
(in millions, except per share amounts and ratios)	2012	2011	Change	2012	2011	Change
		(as adjusted)(1)			(as adjusted)(1)

Gross written premium (2)	$293.7	$268.8	9.2%	$1,254.9	$1,082.5	15.9%
Revenues	$342.5	$290.0	18.1%	$1,249.6	$1,072.6	16.5%

Net earnings	$7.9	$18.0	(56.1%)	$24.3	$41.8	(41.9%)
Net earnings per diluted share	$0.67	$1.49	(55.0%)	$2.04	$3.37	(39.6%)

Operating earnings (2)	$(3.6)	$12.4	(129.3%)	$9.3	$30.0	(69.0%)
Operating earnings per diluted share (2)	$(0.31)	$1.02	(130.4%)	$0.78	$2.42	(67.8%)

Underwriting income (2)	$(10.4)	$13.0	(180.5%)	$(8.0)	$19.9	(140.4%)
Combined ratio	103.4%	95.3%	8.1 pts	100.7%	98.0%	2.6 pts

Return on equity	4.8%	11.1%	(6.3) pts	3.7%	6.4%	(2.7) pts
Operating earnings return on equity (2)	(2.2)%	7.6%	(9.8) pts	1.4%	4.6%	(3.2) pts

Book value per share				$56.55	$56.05	0.9%
Debt to total capital				29.5%	22.7%	6.8 pts
Debt to tangible capital (2)				32.1%	24.9%	7.2 pts

(1)	2011 has been adjusted for the retrospective adoption of the accounting standards update Accounting for Costs Associated with Acquiring or Renewing Insurance Contracts.

(2)	Measures used in this release that are not based on generally accepted accounting principles (“non-GAAP”) are defined at the end of this release and reconciled to the most comparable GAAP measure.

Gross written premium grew 9.2% during the fourth quarter of 2012 compared with the same period in 2011 primarily due to growth in California (5.8%) and Florida (46.1%).
Net and operating earnings declined in the fourth quarter of 2012 compared with the same period in 2011 primarily as a result of a deterioration in the accident year combined ratio, which excludes development from prior accident year loss and loss adjustment expense ("LAE") reserves, from 97.6% in 2011 to 99.3% in 2012. Also contributing to the decline was unfavorable development on prior accident year loss and LAE reserves recognized in the fourth quarter of 2012 of $9.1 million, pre-tax ($0.50 per diluted share after-tax) compared with $0.3 million, pre-tax ($0.02 per diluted share after-tax) of favorable development recognized during the fourth quarter of 2011. Unfavorable development on prior accident year loss and LAE reserves recognized during the twelve months ended December 31, 2012 was $16.2 million, pre-tax ($0.88 per diluted share after-tax), compared with unfavorable development of $4.5 million, pre-tax ($0.24 per diluted share after-tax) for the twelve months ended December 31, 2011. The unfavorable development during 2012 primarily relates to accident year 2011 and resulted from increases in average claim severity on both personal injury protection coverage in Florida and bodily injury coverage in California.
2013 Earnings Guidance
Infinity expects operating results to improve in 2013 as a result of rate increases in 2012 and planned reductions in unprofitable business in 2013. As a result, the company's initial guidance for 2013, based on fully diluted operating earnings, is $2.90 to $3.40. The guidance assumes gross premium growth between 4.0% and 6.0% as compared with the prior year, and an accident year combined ratio, which excludes development on prior accident period loss and loss adjustment expense reserves, between 96.5% and 97.5%.
Share and Debt Repurchase Program
During the fourth quarter of 2012, Infinity repurchased 134,316 shares at an average price, excluding commissions, of $54.44. Infinity has $54.5 million of capacity left under its share and debt repurchase program, which expires December 31, 2014.
Forward-Looking Statements
This press release, notably “2013 Earnings Guidance,” contains certain “forward looking statements” which anticipate results based on estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements in this press release not dealing with historical results or current facts are forward-looking and are based on estimates, assumptions, and projections. Statements which include the words “assumes,” “believes,” “seeks,” “expects,” “may,” “should,” “intends,” “likely,” “targets,” “plans,” “anticipates,” “estimates” or the negative version of those words and similar statements of a future or forward-looking nature identify forward-looking statements.

The primary events or circumstances that could cause actual results to differ materially from those expected by Infinity include determinations with respect to reserve adequacy, realized gains or losses on the investment portfolio (including other-than-temporary impairments for credit losses), bodily injury loss cost trends, undesired business mix or risk profile for new business and competitive conditions in our key Focus States. Infinity undertakes no obligation to publicly update or revise any of the forward-looking statements. For a more detailed discussion of some of the foregoing risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Infinity’s filings with the Securities and Exchange Commission.
Conference Call
Infinity will conduct a conference call and webcast to discuss fourth quarter 2012 results at 11:00 a.m. (ET)
today, February 26, 2013. The webcast can be accessed on the Company's Investor Relations website at http://
ir.infinityauto.com. The conference call will be available by dialing 1-888-317-6016. For those unable to attend the live event, a replay of the webcast will be posted on the website shortly after the event ends.

Infinity Property and Casualty Corporation
Statements of Earnings
(in millions, except EPS and dividends)

	Three months ended December 31,		Twelve months ended December 31,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(audited)	(audited)
		(as adjusted)		(as adjusted)
Revenues:
Earned premium	$311.4	$273.4	$1,184.1	$1,019.1
Net investment income	9.2	9.4	37.6	40.6
Net realized gains on investments(1)	21.4	3.0	24.1	8.6
Gain on sale of subsidiaries	0.0	4.1	2.9	4.1
Other income	0.6	0.1	1.0	0.3
Total revenues	342.5	290.0	1,249.6	1,072.6

Costs and Expenses:
Losses and loss adjustment expenses (2)	258.3	200.9	942.3	767.6
Commissions and other underwriting expenses	63.5	59.4	249.9	231.6
Interest expense	4.3	2.7	12.9	10.8
Corporate general and administrative expenses	1.6	2.0	7.4	7.7
Loss on redemption of long-term debt	13.6	0.0	13.6	0.0
Other expenses	0.6	(0.1)	1.5	1.3
Total costs and expenses	341.9	265.0	1,227.5	1,019.0

Earnings before income taxes	0.7	25.0	22.1	53.6
Provision for income taxes	(7.3)	7.0	(2.2)	11.8
Net Earnings	$7.9	$18.0	$24.3	$41.8

Net Earnings per Common Share:
Basic	$0.68	$1.53	$2.09	$3.45
Diluted	$0.67	$1.49	$2.04	$3.37

Average Number of Common Shares:
Basic	11.6	11.8	11.7	12.1
Diluted	11.8	12.1	11.9	12.4

Cash Dividends per Common Share	$0.225	$0.18	$0.90	$0.72
Notes:
(1) Net realized gains before impairment losses	$21.5	$3.2	$25.4	$10.0
Total other-than-temporary impairment (“OTTI”) losses	(0.2)	(0.2)	(1.4)	(2.3)
Non-credit portion in other comprehensive income	0.0	0.0	0.0	1.0
OTTI losses reclassified from other comprehensive income	0.0	0.0	0.0	(0.2)
Net impairment losses recognized in earnings	(0.1)	(0.2)	(1.4)	(1.4)
Total net realized gains on investments	$21.4	$3.0	$24.1	$8.6
(2) Losses and loss adjustment expenses for the three months ended December 31, 2012 include $9.1 million of unfavorable development on prior accident year loss and loss adjustment expense reserves while the twelve months ended December 31, 2012 include $16.2 million of unfavorable development. Losses and loss adjustment expenses for the three months ended December 31, 2011 include $0.3 million of favorable development on prior accident year loss and loss adjustment expense reserves while the twelve months ended December 31, 2011 include $4.5 million of unfavorable development.
Columns may not foot due to rounding.

Infinity Property and Casualty Corporation
Balance Sheets
(in millions, except book value per share)

	December 31,	September 30,	December 31,
	2012	2012	2011
	(audited)	(unaudited)	(audited)
Assets:			(as adjusted)
Investments:
Fixed maturities, at fair value	$1,321.8	$1,251.9	$1,188.0
Equity securities, at fair value	73.1	42.4	36.9
Total investments	1,394.9	1,294.3	1,224.9
Cash and cash equivalents	165.2	126.6	83.8
Restricted cash	0.0	209.9	0.0
Accrued investment income	11.9	10.8	10.8
Agents’ balances and premium receivable	427.2	445.3	382.6
Property and equipment (net of depreciation)	39.3	40.7	38.7
Prepaid reinsurance premium	2.6	2.7	2.1
Recoverables from reinsurers	14.4	15.3	14.7
Deferred policy acquisition costs	88.3	92.5	80.1
Current and deferred income taxes	25.8	8.8	10.7
Receivable for securities sold	48.5	0.0	1.2
Other assets	10.2	20.0	5.5
Goodwill	75.3	75.3	75.3
Total assets	$2,303.6	$2,342.2	$1,930.4

Liabilities and Shareholders’ Equity:
Liabilities:
Unpaid losses and loss adjustment expenses	$572.9	$544.3	$495.4
Unearned premium	538.1	557.7	474.5
Payable to reinsurers	0.1	0.0	0.0
Long-term debt	275.0	469.9	194.8
Commissions payable	18.1	32.6	30.6
Payable for securities purchased	132.4	4.6	10.8
Other liabilities	110.7	58.5	62.4
Total liabilities	1,647.4	1,667.6	1,268.6

Shareholders’ Equity:
Common stock	21.5	21.5	21.4
Additional paid-in capital	361.8	359.9	355.9
Retained earnings (1)	666.2	660.9	652.4
Accumulated other comprehensive income, net of tax	29.9	47.1	35.3
Treasury stock, at cost (2)	(423.2)	(414.7)	(403.2)
Total shareholders’ equity	656.2	674.6	661.8
Total liabilities and shareholders’ equity	$2,303.6	$2,342.2	$1,930.4

Shares outstanding	11.6	11.7	11.8
Book value per share	$56.55	$57.71	$56.05
Notes:

(1)
The change in retained earnings from September 30, 2012 is a result of net income of $7.9 million less shareholder dividends of $2.6 million. The change in retained earnings from December 31, 2011 is a result of net income of $24.3 million less shareholder dividends of $10.5 million.

(2)
Infinity repurchased 134,316 common shares during the fourth quarter of 2012 at an average per share price, excluding commissions, of $54.44. Infinity repurchased 318,667 common shares during the twelve months ended December 31, 2012 at an average price, excluding commissions, of $54.93.

Columns may not foot due to rounding.

Definitions of Non-GAAP Financial and Operating Measures
Operating earnings are defined as net earnings, before realized gains and losses on investments and the cumulative effect of a change in accounting principle, after tax. Infinity reports this non-GAAP measure because realized gains and losses on investments can be volatile and because it is a measure used often by investors in evaluating insurance companies. Net earnings are the most comparable GAAP measure.
Underwriting income measures the insurer’s profit on insurance sales after all losses and expenses have been paid. It is calculated by deducting losses and loss adjustment expenses and underwriting expenses from premiums earned. Infinity reports this non-GAAP measure to show profitability before inclusion of net investment income, other income, interest expense, corporate general and administrative expenses, other expenses and taxes and because it is a measure used often by investors in evaluating insurance companies. Net earnings are the most comparable GAAP measure.
Below is a schedule that reconciles operating earnings and underwriting income to net earnings:

	Three months ended December 31,		Twelve months ended December 31,
(in millions, except EPS)	2012	2011	2012	2011
		(as adjusted)		(as adjusted)

Earned premium	$311.4	$273.4	$1,184.1	$1,019.1
Losses and loss adjustment expenses	(258.3)	(200.9)	(942.3)	(767.6)
Commissions and other underwriting expenses	(63.5)	(59.4)	(249.9)	(231.6)

Underwriting income	(10.4)	13.0	(8.0)	19.9

Net investment income	9.2	9.4	37.6	40.6
Other income	0.6	0.1	1.0	0.3
Interest expense	(4.3)	(2.7)	(12.9)	(10.8)
Corporate general and administrative expenses	(1.6)	(2.0)	(7.4)	(7.7)
Other expenses	(0.6)	0.1	(1.5)	(1.3)

Pre-tax operating earnings	(7.1)	17.9	8.7	40.9

Provision for income taxes	3.5	(5.5)	0.6	(10.8)

Operating earnings, after-tax	(3.6)	12.4	9.3	30.0

Realized gains on investments, pre-tax	21.4	3.0	24.1	8.6
Gain on sale of subsidiaries	0.0	4.1	2.9	4.1
Loss on redemption of debt	(13.6)	0.0	(13.6)	0.0
Provision for income taxes	(2.8)	(2.5)	(4.8)	(4.5)
Decrease in provision for tax valuation allowance	6.5	1.1	6.4	3.5
Adjustments, net of tax	11.5	5.7	15.0	11.8

Net earnings	$7.9	$18.0	$24.3	$41.8

Operating earnings per diluted share	$(0.31)	$1.02	$0.78	$2.42
Realized gains on investments, net of tax	1.18	0.38	1.46	0.67
Loss on redemption of debt, net of tax	(0.75)	0.00	(0.74)	0.00
Decrease in provision for tax valuation allowance	0.55	0.09	0.54	0.28
Net earnings per diluted share	$0.67	$1.49	$2.04	$3.37

Note: Columns may not foot due to rounding.

Gross written premium is the amount of premium charged for policies issued during a fiscal period. Earned premium is a GAAP measure and represents the portion of gross written premium (after cessions to reinsurers) that has been recognized in income in the financial statements for the periods presented as earned on a pro-rata basis over the term of the policies.
Below is a schedule that reconciles gross written premium to earned premium:

	Three months ended December 31,		Twelve months ended December 31,
(in millions)	2012	2011	2012	2011

Gross written premium	$293.7	$268.8	$1,254.9	$1,082.5
Ceded reinsurance	(2.0)	(1.7)	(7.7)	(6.5)
Net written premium	291.7	267.2	1,247.2	1,076.0
Change in unearned premium	19.7	6.2	(63.1)	(56.9)
Earned premium	$311.4	$273.4	$1,184.1	$1,019.1
Note: Columns may not foot due to rounding.

Tangible capital is defined as total capital (long-term debt plus total shareholders’ equity) less intangible assets. Infinity reports this non-GAAP measure because it is a measure often used by debt-holders and rating agencies when evaluating financial leverage. Total capital is the most comparable GAAP measure.
Below is a schedule that reconciles tangible capital to total capital:

(in millions)	December 31, 2012	December 31, 2011

Tangible capital	$856.0	$781.3
Goodwill	75.3	75.3
Total capital	$931.2	$856.6
Note: Columns may not foot due to rounding.

Infinity also makes available an investor supplement on its website. To access the supplemental financial information, go to http://ir.infinityauto.com and click on “Annual & Quarterly Reports.”

Source:     Infinity Property & Casualty Corporation

Contact:    Elise Billings
elise.billings@ipacc.com
Investor Relations
(205) 803-8991